SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Consolidated Financial Statements December 31, 2021 and 2020 (With Independent Auditor’s Report Thereon)

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Table of Contents Page(s) Independent Auditor’s Report 1-2 Consolidated Balance Sheets 3 Consolidated Statements of Operations 4 Consolidated Statements of Changes in Partners’ Deficit 5 Consolidated Statements of Cash Flows 6 Notes to Consolidated Financial Statements 7–37

Independent Auditor’s Report The Partners Salient Partners L.P. Houston, Texas Opinion We have audited the consolidated financial statements of Salient Partners L.P. and subsidiaries (Partnership), which comprise consolidated balance sheets as of December 31, 2021 and 2020, and related consolidated statements of operations, changes in partners’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements” section of our report. We are required to be independent of Salient Partners L.P. and subsidiaries, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Substantial Doubt About the Partnership’ Ability to Continue as a Going Concern The accompanying consolidated financial statements have been prepared assuming the Partnership will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Partnership has suffered recurring losses from operations and negative operating cash flows, has a net capital deficiency, and has stated that substantial doubt exists about the Partnership’s ability to continue as a going concern. Management’s evaluation of the conditions and events and management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter. Responsibilities of Management for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

The Partners Salient Partners L.P. Page 2 In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Salient Partners L.P.’s ability to continue as a going concern within one year after the date that these consolidated financial statements are issued. Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Salient Partners L.P.’s internal controls. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Salient Partners L.P.’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audits. Dallas, Texas June 29, 2022

DRAFT 6/29/2022 8:48 PM 2021 SPLP CFS linking 6.29.2022 FINALv2.xlsx Assets 2021 2020 Current assets: Cash and cash equivalents $ 3,119,394 $ 2,505,250 Accounts receivable 3,842,650 3,048,500 Current portion of note receivable — 36,420 Deferred charges, net — 35,341 Prepaid and other current assets 884,634 1,243,387 Current assets held for sale — 750,569 Total current assets 7,846,678 7,619,467 Investments: Unconsolidated affiliates 4,271,079 3,854,947 Other 17,366 14,721 Fixed assets, net 141,773 330,038 Note receivable, net of current portion — 138,849 Intangible assets, net 2,046,448 2,046,448 Goodwill, net 25,922,202 25,922,202 Non-current assets held for sale — 9,656 Total assets $ 40,245,546 $ 39,936,328 Liabilities and Partners' Deficit Current liabilities: Accounts payable and accrued liabilities $ 4,296,781 $ 6,318,152 SBA Loan 1,851,770 1,710,500 State margin taxes payable 105,842 135,627 Other current liabilities 118,882 268,335 Current liabilities held for sale — 806,815 Total current liabilities 6,373,275 9,239,429 Subordinated debt, net 41,413,672 41,219,055 Senior debt, including accrued interest and restructuring fee payable, net 16,710,686 30,040,623 Revolver, including accrued interest — 4,569,417 Notes payable, including accrued interest 3,822,623 3,580,226 Other long term liabilities 5,764,160 3,437,000 Total liabilities 74,084,416 92,085,750 Partners’ deficit (33,838,870) (52,149,422) Total partners' deficit (33,838,870) (52,149,422) Total liabilities and partners' deficit $ 40,245,546 $ 39,936,328 See accompanying notes to consolidated financial statements. SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Consolidated Balance Sheets December 31, 2021 and 2020 3

DRAFT 6/29/2022 8:50 PM 2021 SPLP CFS linking 6.29.2022 FINALv2.xlsx 2021 2020 Operating revenues: Fund management and investment advisory $ 27,939,770 $ 25,442,908 Fiduciary fee income 171,460 220,857 Private placement commissions 300,019 — Total operating revenues 28,411,249 25,663,765 Operating expenses: Servicing and private placement fees 5,705,726 4,869,583 Employee compensation and benefits 15,863,908 16,126,520 Professional fees 2,914,495 4,074,500 Travel expense 44,055 116,925 Advertising, marketing, and public relations 51,591 219,351 Information technology and communications 2,854,907 3,286,459 Depreciation and amortization 144,137 649,996 Occupancy expense 419,312 1,268,775 Insurance expense 415,976 283,271 State margin tax 101,797 102,546 Other general and administrative expenses 1,217,636 1,396,595 Total operating expenses 29,733,540 32,394,521 Operating loss (1,322,291) (6,730,756) Non-operating income (expense): Debt modification costs (1,247,212) (242,465) Interest expense (2,911,766) (6,355,813) Restructuring fee amortization (750,000) — Impairment of notes and interest receivable — (1,765,020) Impairment of investments in unconsolidated affiliates (156,368) — Equity in earnings in unconsolidated affiliates, net 768,437 270,314 Interest and dividend income 10,583 16,672 SBA loan forgiven 1,710,500 — Term loan and revolver including interest forgiveness 18,435,865 — Realized loss on unconsolidated affiliates (104,624) — Other income, net 29,771 96,749 Total gain (loss) from continuing operations 14,462,895 (14,710,319) Income from discontinued operations 733,876 3,755,064 Gain on sale of business, net of transaction costs 2,659,641 — Total income from discontinued operations 3,393,517 3,755,064 Net income (loss) $ 17,856,412 $ (10,955,255) See accompanying notes to consolidated financial statements. SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Consolidated Statements of Operations Years ended December 31, 2021 and 2020 4

DRAFT 6/29/2022 8:51 PM 2021 SPLP CFS linking 6.29.2022 FINALv2.xlsx SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Consolidated Statements of Changes in Partners' Deficit Years ended December 31, 2021 and 2020 General Partners’ capital (deficit) Limited Total Partner Class A Class B Partners Deficit Deficit at December 31, 2019 $ (236,560) $ 146,486,445 $ (188,055,461) $ (41,569,017) $ (41,805,577) Net income (loss) — 11,191,761 (22,147,016) (10,955,255) (10,955,255) Equity-based compensation — — 611,410 611,410 611,410 Deficit at December 31, 2020 (236,560) 157,678,206 (209,591,067) (51,912,862) (52,149,422) Net income — 12,087,101 5,769,310 17,856,412 17,856,412 Equity-based compensation — — 454,140 454,140 454,140 Deficit at December 31, 2021 $ (236,560) $ 169,765,307 $ (203,367,617) $ (33,602,310) $ (33,838,870) See accompanying notes to consolidated financial statements. 5

DRAFT 6/29/2022 8:54 PM 2021 SPLP CFS linking 6.29.2022 FINALv2.xlsx 2021 2020 Cash flows provided by (used in) operating activities: Net income (loss) $ 17,856,412 $ (10,955,255) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Income from discontinued operations (733,876) (3,755,064) Depreciation and amortization 144,137 649,996 Accretion of senior debt, subordinated debt and interest paid-in-kind on subordinated debt 602,041 3,584,226 Restructuring fee amortization 750,000 - Noncash interest 1,121,856 - Impairment of investments in unconsolidated affiliates 156,368 - Impairment of notes and interest receivable - 1,765,020 Unrealized (gain) loss on other investments (2,390) 1,842 Loss from disposal of fixed assets 53,362 15,348 Equity in earnings in unconsolidated affiliates (768,437) (270,314) Noncash compensation charge 454,139 611,410 Realized loss on unconsolidated affiliates 104,625 - Gain on sale of business (2,659,641) - Debt modification costs 1,247,212 242,465 Term loan and revolver including interest forgiveness (18,435,865) - SBA loan forgiven (1,710,500) - Noncash dividends received and reinvested (255) (321) Changes in operating assets and liabilities: (Increase) decrease in accounts receivable (2,076,210) 2,746,101 (Increase) decrease in prepaid and other current assets 349,060 454,561 (Increase) decrease in assets held for sale 677,630 36,772 Increase (decrease) in accounts payable and accrued liabilities (1,460,954) 1,019,446 Increase (decrease) in accrued interest 1,107,078 (648,879) Increase (decrease) in other liabilities 2,177,707 (934,167) Increase (decrease) in state margin taxes payable (29,785) (83,888) Increase (decrease) in compensation and benefits payable (584,220) 57,838 Net cash used in operating activities (1,660,506) (1,707,800) Cash flows provided by investing activities: Purchases of fixed assets (9,234) (28,917) Proceeds from investments in unconsolidated affiliates 489,978 418,190 Proceeds from notes receivable 175,269 31,868 Payment of sale transaction related costs (208,849) - Proceeds from sale of business 3,660,380 - Proceeds from investing activities of assets held for sale 9,656 856 Net cash provided by investing activities 4,117,200 421,997 Cash flows used in financing activities: Payment on senior debt (930,795) - Borrowing on senior debt 2,500,000 - Payment on revolver (4,297,862) - Borrowing on the revolver 281,549 - Payment of financing costs - (76,515) Borrowing on SBA loan 1,851,770 1,710,500 Payment for debt modification costs (1,247,212) (242,465) Net cash provided by financing activities (1,842,550) 1,391,520 Net increase (decrease) in cash and cash equivalents 614,144 105,717 Cash and cash equivalents, at beginning of year 2,505,250 2,422,068 Cash and cash equivalents, at end of year 3,119,394 2,527,785 - 22,535 $ 3,119,394 $ 2,505,250 Supplemental noncash activities: Capital contribution from partners effected by noncash compensation $ 454,140 $ 611,410 Supplemental cash flow information: Taxes paid $ 239,768 $ 319,381 Interest paid $ 80,791 $ 3,420,466 See accompanying notes to consolidated financial statements. Cash and cash equivalents, at end of year - assets held for sale Cash and cash equivalents, at end of year SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Consolidated Statements of Cash Flows Years ended December 31, 2021 and 2020 6

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 7 (Continued) (1) Organization Salient Partners, L.P. (Salient, and collectively along with its consolidated subsidiaries known as the Partnership) is a limited partnership organized under the laws of the State of Delaware pursuant to its certificate of limited partnership dated May 1, 2003. The Partnership manages investment assets and provides advisory services to its clients through its subsidiaries. Salient Capital Management, LLC (SCM) serves as the general partner of Salient. Salient Advisors, L.P. (SALP), a Texas limited partnership, is a registered investment adviser (RIA) under the Investment Advisers Act of 1940 (Advisers Act), a commodity pool operator (CPO), and commodity trading advisor (CTA) registered with the Commodity Futures Trading Commission (CFTC). Salient Capital Advisors, LLC (SCA), a Texas limited liability company, is registered as an RIA under the Advisers Act that provides investment advisory services to clients. SALP and SCA provides investment advisory services to mutual funds (Salient MF Trust Complex) and other investment products. Forward Management, LLC (FML), a Delaware limited liability company, is an RIA under the Advisers Act that owns a limited broker-dealer subsidiary, Forward Securities, LLC (FSL) which is registered with the Financial Industry Regulatory Authority (FINRA), (collectively, Forward). FML provides investment advisory services to mutual funds (Forward MF Trust Complex) and other investment products. FML is a variable interest entity (VIE) with Salient being the primary beneficiary. Salient Capital, L.P. (SCLP), a Texas limited partnership, is registered as a broker-dealer with FINRA. SALP, SCLP and Salient Employment Services, LLC (SESL), a Delaware limited liability company, are all owned by Salient with a 99% ownership interest, the remaining 1% ownership interest is held by SCM, general partner of SALP, SCLP and SESL. SCLP serves as a subplacement agent for private placements. Salient is appointed as the sole member of Salient MLP GP, LLC (SMGL), a Delaware limited liability company that serves as a general partner for certain fund products. On February 28, 2021, Salient sold its Fund of Fund business to CCP Operating, LLC (“CCP”), as further discussed in the Fund of Fund Business (EADV entities) Sale footnote and referred to as “the Sale” throughout these footnotes. The assets and liabilities, operating results and cashflows have been disclosed in the discontinued operations footnote. Endowment Advisers, L.P. (EADV), The Endowment Fund Management, LLC (TEF LLC) and The Endowment Fund GP, L.P. (TEF GP) were included in the Sale. EADV was a Delaware limited partnership and an RIA under the Advisers Act. TEF LLC, was a Delaware limited liability company and served as the general partner of EADV and TEF GP.

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 8 (Continued) (2) Summary of Significant Accounting Policies and Practices (a) Basis of Accounting The accompanying consolidated financial statements have been presented on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (U.S. GAAP). (b) Principles of Consolidation All significant intercompany balances and transactions have been eliminated. The accompanying consolidated financial statements include the accounts of Salient, SALP, SCLP, SESL, SCA, SMGL, and Forward. The accounts of the EADV Entities are included through February 28, 2021, the effective date of the Sale. (c) Use of Estimates The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences may be significant. (d) Cash and Cash Equivalents including Restricted Cash The Partnership considers all highly liquid short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are held at large financial institutions and in money market funds. The Partnership follows the provisions of Accounting Standards Update No. 2016-18 (ASU 2016-18), Statement of Cash Flows (Topic 230): Restricted Cash. The accounting guidance requires balances generally described as restricted cash to be included with cash and cash equivalents. The Partnership did not have any restricted cash as of December 31, 2021 or 2020, respectively. (e) Revenue Recognition Revenue is measured and recognized based on the five-step process outlined in ASC 606, Revenue from Contracts with Customers. Revenue is determined based on the transaction price negotiated with the customers. Revenue is adjusted for any expense reimbursement arrangements. Investment advisory fees are derived from providing professional services to manage client accounts. Services are satisfied over time as the services are provided and are typically based upon a percentage of the value of the client’s assets under management. Any fees collected in advance are deferred and recognized as income over the period in which services are rendered. Fund management fees are earned for services rendered relating to fund accounting, transfer agent, administrative and/or other maintenance activities performed for sponsored investment vehicles. Fees are generally based upon a percentage of the value of the assets under management. All these services are transferred over time.

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 9 (Continued) Private placement commissions are earned for referring clients in funds managed by other asset managers. Services are satisfied over time as the services are provided by the asset managers and are typically based upon a percentage of the value of the client’s assets under management. Fiduciary fees are determined based on agreements, which generally provide for fees based on a percentage of assets under management. All these services are transferred over time. Performance fee revenues, including carried interests and performance fees related to partnership investments and separate accounts, are generated on certain management contracts when performance hurdles are achieved. Such fee revenues are recorded in operating revenues when the contractual performance criteria have been met and when it is probable that a significant reversal of revenue recognized will not occur in future reporting periods. Cash receipt of performance fees generally occurs after the performance fee revenue is earned. Given the uniqueness of each fee arrangement, performance fee contracts are evaluated on an individual basis to determine the timing of revenue recognition. Performance fees typically arise from investment management activities that were initially undertaken in prior reporting periods. Dividend income is recorded on the ex-dividend date (net of any withholding taxes). Interest income is recorded as earned on an accrual basis and includes amortization or accretion of premiums or discounts, respectively. Royalty income is recorded as earned on an accrual basis and disclosed as other income in the consolidated statement of operations. (f) Investments The Partnership accounts for its non-marketable investments in which it does not have a controlling interest using the equity method of accounting. Readily marketable investments, where the Partnership neither controls nor has significant influence over the investee, are classified as other investments. These investments are carried at fair value in the consolidated balance sheets with changes in fair value recorded in the consolidated statements of operations. Realized gains and losses on investments are calculated on a specific-identification basis. (g) Fixed Assets Fixed assets consist primarily of leasehold improvements, computer hardware and software, furniture and fixtures, office equipment, and capital advances and are recorded at cost less accumulated depreciation, amortization and impairment. Depreciation and amortization are calculated using the straight-line method over the assets’ estimated useful lives, which are the lesser of the related lease term or expected useful life for leasehold improvements and three to seven years for all other fixed assets. (h) Intangible Assets Indefinite-lived intangible assets are not amortized but are tested for impairment annually or when circumstances indicate that impairment may have occurred. During such testing, the fair value of the asset is compared to its current carrying amount to determine if an impairment exists. Identifiable finite-lived intangible assets are amortized over their estimated useful lives and are also evaluated for impairment when circumstances indicate impairment may have occurred.

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 10 (Continued) (i) Impairment of Long-Lived Assets The recoverability of the carrying values of long-lived assets, including amortizable intangible assets, is assessed whenever events or changes in circumstances indicate that the carrying value of such asset groups may not be recoverable based on estimated future cash flows. If this assessment indicates that the carrying values will not be recoverable, as determined based on estimated undiscounted future cash flows over the remaining useful lives, an impairment loss is recognized. The impairment loss equals the excess of the carrying value over the fair value of the asset group. The fair value of the asset group is based on prices of similar assets, if available, or discounted cash flows. (j) Operating Leases Operating lease rentals are charged to expense on a straight-line basis over the term of the lease. (k) Taxes Salient is a partnership for federal income tax purposes and, accordingly, is not subject to federal or state income taxes in most jurisdictions. However, Salient and its subsidiaries are subject to Texas and California franchise tax and the San Francisco gross receipts and payroll expense tax. For the years ended December 31, 2021 and 2010, the Partnership did not recognize any tax liability for unrecognized tax benefits in connection with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, “Income Taxes”, as it relates to uncertain tax positions. A reconciliation is not provided herein, as the beginning and ending amounts of unrecognized benefits are zero, with no interim additions, reductions, or settlements. (l) Business Combinations and Goodwill The Partnership, accounts for its business combinations by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any noncontrolling interest in the acquired business, measured at their acquisition date fair values. All assets and liabilities of the acquired businesses, including goodwill, are assigned to reporting units. Goodwill represents excess of cost, including any estimated contingent consideration, over the fair value of the identifiable tangible and intangible net assets of an acquired business. In accordance with ASC 350, “Intangible – Goodwill and others”, the Partnership first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The Partnership tests goodwill for impairment at the reporting unit level performing its annual impairment review of goodwill at December 31, and when a triggering event occurs between annual impairment tests. In 2021 and 2020, for all reporting units, we performed a qualitative assessment which resulted in no goodwill impairments. (m) Embedded Derivatives An embedded contractual term that meets the definition of a derivative and is not closely and clearly related to the host contract, is bifurcated from the host contract and accounted for at fair value as a

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 11 (Continued) derivative asset or liability, with changes in fair value reported in the consolidated statements of operations as they occur. The Partnership uses a Black-Scholes option pricing model to value embedded derivative financial instruments at inception and subsequent valuation dates wherein the fair value of equity is determined using a two-step process. The first step involves the valuation of the Partnership on an enterprise basis. The Partnership’s fair value has been based upon a composite of values determined by a market approach, using both market multiple and comparable transactions methodologies, and a discounted cash flow methodology. The second step involves valuing the equity classes through the allocation of the total equity value among the various equity classes using an option pricing methodology. The option pricing method treats classes of equity as call options on the enterprise’s value, with exercise prices based on the liquidation preference of the equity classes. (n) Debt and Financing Costs Debt issuance costs are recognized as a deferred charge or direct deduction from the carrying amount of the related debt liability, depending upon the type of debt for which the costs are incurred. After initial recognition, debt issuance costs are carried at amortized cost. Finance charges and debt issuance costs are accreted over the term of the debt using the effective-interest method. Interest charges are recognized in the consolidated statements of operations in the period in which they are incurred. (o) Equity-Based Compensation Certain Salient employees have received equity-based compensation in the form of options or restricted stock units (RSUs). Salient accounts for the equity-based compensation in accordance with ASC Topic 718, “Compensation-Stock Compensation”, which requires equity-based payments to be recorded as compensation expense based on the estimated fair value of the awards when granted and is generally recognized over the requisite service period. Based on an option pricing model, equity- based compensation expense of $454,140 and $611,410 was recognized for the years ended December 31, 2021 and 2020, respectively. (p) Discontinued Operations The operating results of our business that either has been disposed or is classified as held for sale, are presented as discontinued operations. The related assets and liabilities are classified as held for sale when the operations and cash flows related to that business has been or will be eliminated from our ongoing operations as a result of the disposal transaction. (q) Recently Issued Accounting Pronouncements In February 2016, the FASB issued ASU No. 2016-02, “Leases” (ASU 2016-02). Under ASU 2016- 02, lessees will need to recognize a right-of-use asset and a lease liability for all their leases, other than those that meet the definition of a short-term lease. For statement of operations purposes, leases must be classified as either operating or finance. Operating leases will result in straight-line expense, similar to current operating leases, while finance leases will result in a front-loaded expense pattern, similar to current capital leases. The Partnership will be required to adopt the new standard in annual and

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 12 (Continued) interim periods beginning January 1, 2022. We are currently evaluating the new standard and any impact it will have on our consolidated financial statements when adopted. In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses” (ASU 2016-13). ASU 2016-13 changes how companies will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. ASU 2016-13 is effective for financial statements issued for reporting periods beginning after December 15, 2022 and interim periods within the reporting periods. The Partnership does not anticipate a material impact upon the adoption of this amendment. In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of the Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 was issued to provide optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. Generally, the guidance is to be applied as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to the date that the financial statements are available to be issued. ASU 2020-04 becomes effective for all entities through December 31, 2022. As of December 31, 2021, the Partnership has not elected to use the optional guidance and continues to evaluate the options provided by ASU 2020-04. (3) Liquidity Salient has approximately $62,043,135 in debt and interest payable to lenders as of December 31, 2021, which are due in February 2023. The Partnership does not generate adequate liquidity to satisfy the debts when due, which raises substantial doubt about the partnership’s ability to continue as a going concern. On May 25, 2022, Salient entered into a definitive agreement with Westwood Holdings Group, Inc. to sell the asset management business for an upfront payment of $35 million at closing of the transaction subject to customary adjustments, with deferred payments of up to $25 million over several years, upon satisfaction of certain revenue retention and growth targets. The transaction is subject to customary closing conditions, including fund shareholder and client approvals. In conjunction, Salient also entered into a restructuring agreement with its debt and certain of its equity holders to release all liens in favor of the purchaser and receive covenants not to sue. Each of the debt holders agreed that the consummation of the sale transaction and distribution of the net proceeds from the sale as full and final satisfaction of the Partnership’s obligation to such debt holders. There is no assurance that the transaction will be consummated, as it remains dependent on external factors. If the transaction does not close, the Partnership will not have sufficient capital to meet its repayment obligations and will need to consider alternative plans with the lenders at that point in time. The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern; however, the above conditions raise substantial doubt about the Partnership’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Partnership be unable to continue as a going concern.

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 13 (Continued) (4) Partners’ Deficit Salient has Class A and Class B Units. In accordance with the rights and preferences set forth in the Limited Partnership Agreement (the LPA), Class A Units have a liquidation preference that ranks superior to the Class B Units and any other equity securities. The LPA imposes transfer restrictions on certain Class B Unit holders. Class A Units accrue dividends on a cumulative basis at the rate of 8% per annum on their unreturned capital amounts and accrued unpaid yield. Dividends in the amount of $12,087,101 and $11,191,761 for 2021 and 2020, respectively, were accrued for Class A Unit holders. The LPA stipulates a “Return Requirement Adjustment” upon a Liquidity Event or an Event of noncompliance (as such terms are defined in the LPA) whereby a minimum return on investment is guaranteed to Class A Unit holders. Any shortfall between the calculated return and the minimum return will be made up with the grant of additional equity such that after giving effect to such increase and recalculating the Internal Rate of Return (IRR) to the Class A Unit holders, the return requirement will be met provided any such increase in equity of Class A Units will result in dilution of Class B Unit holders only and the effective reallocation is not in excess of 10% of total Units outstanding. The minimum return on investment includes both:  Achieving a cumulative IRR of at least 30%; and  Receiving IRR proceeds equal to at least two and a half times the Class A Unit holders’ capital contributions. Such reallocation will not change the number of votes held by Class A and Class B Unit holders. The LPA also prescribes “Conversion Price Adjustments” for Class A Unit holders in certain events including the occurrence of an IPO. The Return Requirement Adjustment and Conversion Price Adjustment features have been bifurcated from the Class A Units and have been separately accounted for as a derivative instrument. The fair value of the derivative liability was $0 as of December 31, 2021 and 2020. The terms of the LPA provide that at any time on or after January 15, 2016, upon a redemption option exercised by Majority Class A Unit holders as defined in the LPA, Salient is required to repurchase, within one year from Salient’s receipt of such redemption option notice, all of the Class A Units at a repurchase price per unit payable in cash equal to the greater of 1) the unreturned capital contributions plus the accrued unpaid dividends and 2) fair market value as defined in the LPA. Class A Units are also redeemable either automatically or at the option of the Majority Class A Unit holders upon Events of Noncompliance or upon a Liquidity Event as such terms are defined in the LPA. The Class A Unit holders have not exercised this redemption right as of the date of the consolidated financial statements. Pursuant to the LPA, Salient may be dissolved upon 1) approval by Salient’s Board, the Majority Summit Investors and the Majority Continuing Investors or 2) after January 15, 2017 upon the occurrence and continuance of a material breach by Salient and approval of dissolution by the Majority Summit Investors, or 3) by the entry of a judicial dissolution of Salient under the Delaware Act under which Salient was created. Class B Units originally issued to executives of Salient may be repurchased at Salient’s option other than for termination without cause in which case Salient is required to repurchase. Optional repurchase rights are made in the following order: 1) Class B executive partners, 2) Salient and 3) Class A Unit holders all at purchase prices as provided for in the LPA. The buyouts with respect to termination of an executive are settled on a structured cash basis over a four-year period from the executive partner’s termination date.

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 14 (Continued) The allocation of equity between the partners is provisional based on a theoretical distribution of net assets at year end and may not be indicative of the ultimate settlement when liquidated. Since the Partnership has a deficit balance at December 31, 2021, no amounts would be distributed to the partners for book purposes as the partners have no legal requirement to make additional contributions to the Partnership. (5) Profits Interests Pursuant to the purchase and sale agreement of SCA with RDG Capital Holdings LP (RDG), profits interests were paid to RDG. Profits interests of $776,021 was expensed and recorded under the caption “Employee compensation and benefits” in the 2020 consolidated statement of operations. Effective October 14, 2021, pursuant to the second amendment to the Amendment and Joinder, Salient has agreed to purchase and retire 100% of the prior retained profits interest in exchange for $2,500,000, payable upon a liquidation or sale of Salient and contingent upon the retention of certain key employees. This amount is included on the 2021 consolidated balance sheet under caption “other long term liabilities.” Additionally, SCA is entitled to carried interests, calculated as a percentage of cash received on performance or incentive fees from specified client accounts. (6) Goodwill and Intangible Assets Salient performed a qualitative assessment of its goodwill balances and determined no impairment had occurred in 2021 or 2020 with respect to the carrying amounts of such goodwill of $25,922,202 as of December 31, 2021 and 2020. The acquired intangible assets as of December 31, 2021 and 2020:

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 15 (Continued) Gross carrying Accumulated Accumulated Net carrying amount amortization impairment amount Finite-lived intangible assets: Customer relationships 7,385,036$ (6,146,451) (1,238,585) - Intellectual property 3,000,000 (3,000,000) - - Leasehold interest 3,207,000 (1,603,501) (1,603,499) - Other assets 2,462,600 (1,821,457) (641,143) - Total 16,054,636 (12,571,409) (3,483,227) - Indefinite-lived intangible assets: Fund advisory agreement 33,814,662 - (31,790,000) 2,024,662 Patents 71,617 - (49,831) 21,786 Total 33,886,279 - (31,839,831) 2,046,448 Total intangible assets 49,940,915$ (12,571,409) (35,323,058) 2,046,448 December 31, 2021

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 16 (Continued) Gross carrying Accumulated Accumulated Net carrying amount amortization impairment amount Finite-lived intangible assets: Customer relationships 7,385,036$ (6,146,451) (1,238,585) - Intellectual property 3,000,000 (3,000,000) - - Leasehold interest 3,207,000 (1,603,501) (1,603,499) - Other assets 2,462,600 (1,821,457) (641,143) - Total 16,054,636 (12,571,409) (3,483,227) - Indefinite-lived intangible assets: Fund advisory agreement 33,814,662 - (31,790,000) 2,024,662 Patents 71,617 - (49,831) 21,786 Total 33,886,279 - (31,839,831) 2,046,448 Total intangible assets 49,940,915$ (12,571,409) (35,323,058) 2,046,448 December 31, 2020

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 17 (Continued) Intangible assets related to the business carried out by the EADV entities of $1,900 for the year 2020, have been shown as non-current assets held for sale. Aggregate amortization expense for finite-lived intangible assets was $0 and $400,000 for 2021 and 2020, respectively. As part of the annual assessment of impairment of intangibles, Salient assessed the carrying value of the asset group to determine if it continued to be recoverable based on estimated future cash flows. Based on the annual assessment, no impairment existed in 2021 or 2020. No further amortization for existing intangible assets is expected since 2021. (7) Other Investments The Partnership’s Other investments portfolio is comprised of marketable securities. The following is a summary of the cumulative gross unrealized gains (losses) on other investments held as of December 31, 2021, and 2020: Net unrealized income (loss) on other investments included in the consolidated statements of operations as “Other income, net” were $2,390 and ($1,842) for the years ended December 31, 2021 and 2020, respectively. Management evaluates other investments to determine if a decline in value is other-than-temporary. The unrealized losses of $8,463 as of December 31, 2021 were evaluated and it was determined that these losses were not other-than-temporary, primarily because the Partnership has both the ability and intent to hold the investments for a period of time that should be sufficient to recover such losses. At December 31, 2021, the aggregate fair value of investments with unrealized losses was $3,683, which represented investments in a loss position for greater than one year. Gross Unrealized Cost Gains Losses Fair value At December 31, 2021: Marketable securities $ 22,865 2,964 (8,463) 17,366 At December 31, 2020: Marketable securities $ 22,610 2,386 (10,275) 14,721

SALIENT PARTNERS, L.P. AND SUBSIDIARIES
(A Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2021 and 2020

(8) Equity Method Investments

Equity method investments, presented as investments in unconsolidated affiliates, as of December 31, 2021, and 2020 are as follows:

		2021		2020	
		Carrying value	Ownership percentage	Carrying value	Ownership percentage
The Salient Zarvona Energy Fund GP, L.P.	$	2,896,510	50.000	2,178,568	50.000
The Salient Zarvona Energy Fund II-A, L.P.		437,696	0.533	390,903	0.533
Broadmark Asset Management LLC		682,732	47.460	599,433	47.460
Sustainable Woodlands Fund II, L.P.		142,289	0.140	155,147	0.141
Sustainable Woodlands Partners, LLC		87,039	24.959	85,889	24.959
Salient MLP Total Return Fund, L.P.		9,874	0.007	7,214	0.002
Salient MLP Total Return TE Fund, L.P.		7,577	0.017	5,434	0.003
PMF Fund, L.P.		7,362	0.006	*	0.006
L-R Global Partners, L.P.		-	-	156,368	0.009
The Endowment (Domestic) Fund, L.P.		-	-	126,810	0.954
The Endowment Registered Fund, L.P.		-	-	81,585	0.084
The Raptor Private Holdings, L.P.		-	-	67,596	0.344
	$	4,271,079		3,854,947	

*this investment was included as a non-current asset held for sale as of December 31, 2020 with a value of $7,756. However this investment was not included in the sale to CCP in 2021.

The investments in The Endowment (Domestic) Fund, L.P. and The Endowment Registered Fund, L.P. were sold in 2021 and a realized loss of $56,294 was recognized in the consolidated statement of operations. Additionally, the investment in The Raptor Private Holdings, L.P. was marked down to $0 in 2021 after the final distribution of $19,266 was received, which resulted in a realized loss of $48,330. The realized losses from sale and final distributions are recorded as "Realized loss on unconsolidated affiliates" in the 2021 consolidated statement of operations.

Equity in earnings from equity method investees is included in the consolidated statements of operations under the caption "equity in earnings of unconsolidated affiliates, net." These earnings recorded on the consolidated statements of operations are net of expenses payable to Hightower for the Zarvona net fee revenues earned from funds during the year by the Salient Zarvona Energy Fund GP, LP, which is based on an agreement that was entered into during the sale of Salient Private Client in 2018. The amounts that have been netted for 2021 and 2020 were $400,564 and $470,172, respectively. Amounts payable to Hightower has been shown as a payable on the balance sheet under the caption "Accounts payable and accrued

18

(Continued)

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 19 (Continued) liabilities” and the balance payable at year end December 31, 2021, and 2020 were $1,109,289 and $708,725, respectively. The Partnership evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable. The amount by which the carrying value of the equity method investment exceeds its estimated fair value would be recognized as an impairment loss when the decrease in value is determined to be other-than-temporary. In 2021, the investment in L-R Global Partners, L.P. was deemed impaired and has been recorded under the caption “Impairment of investments in unconsolidated affiliates” in the 2021 consolidated statement of operations. (9) Variable Interest Entities (VIEs) The Partnership consolidates certain entities, when it is determined that the Partnership is the primary beneficiary, either directly or indirectly, through a consolidated entity or affiliate. FASB ASC Standard 810-10, “Consolidation”, as it relates to VIEs, requires an analysis to (i) determine whether an entity in which the Partnership holds a variable interest is a VIE and (ii) determine whether the Partnership involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., incentive and management fees) would be expected to absorb a majority of the economic variability of the entity. Performance of that analysis requires the exercise of judgment. The Partnership determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion based on changes in events. In assessing whether the Partnership is the primary beneficiary, the Partnership, evaluates its economic interests in the VIE held directly or indirectly by the Partnership. The consolidation analysis under the current guidance can generally be performed qualitatively. However, if it is not readily apparent that the Partnership is not the primary beneficiary, a quantitative analysis would be necessary. Investments and redemptions (either by the Partnership, affiliates of the Partnership, or third-parties) or amendments to the governing documents of the respective Partnership or VIE could affect an entity’s status as a VIE or the determination of the primary beneficiary. The Partnership has determined that it is the primary beneficiary of SALP, SESL, Forward, and SCLP and hence, consolidates these entities within the consolidated financial statements. The gross assets of these entities were $5,392,477 and $7,313,114 as of December 31, 2021, and 2020, respectively, which is the carrying amount of such financial assets in the consolidated balance sheets. As of December 31, 2021, and 2020, the Partnership’s maximum exposure to loss is limited to the gross liabilities of $3,178,314 and $4,601,785, respectively, which are the direct obligations of these entities and are not obligations of Salient. The Partnership’s maximum exposure to loss resulting from its involvement with these entities is based on the unlikely event that all the assets in these entities become worthless and the liabilities remain at full value. (10) Fair Value Measurements The Partnership applies the guidance in FASB ASC Standard 820, “Fair Value Measurement and Disclosures”. This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value based on inputs used to value the Partnership’s financial assets and liabilities, and requires additional disclosures about fair value measurements. This standard applies to fair value measurements already required or permitted by existing standards.

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 20 (Continued) One key component of the implementation of this standard includes the development of a three-tier fair value hierarchy. The basis of the tiers is dependent upon the various “inputs” used to determine the fair value of the Partnership’s investments. These inputs are summarized in the three levels listed below:  Level 1 – Quoted prices in active markets for identical assets  Level 2 – Other significant inputs (including quoted prices of similar securities, interest rates, prepayment speeds, credit risk, etc.)  Level 3 – Significant unobservable inputs The inputs or methodology used to value investments are not necessarily an indication of the risk associated with investing in such investments. The following is a summary categorization, as of December 31, 2021 and 2020, of the Partnership’s investments and obligations based on the level of inputs utilized in determining their respective fair values: Other significant Significant Quoted observable unobservable prices inputs inputs (Level 1) (Level 2) (Level 3) Assets: Money market funds (cash equivalents) 229,908$ - - Investments marketable securities 17,366 - - 247,274$ - - 2021 Other significant Significant Quoted observable unobservable prices inputs inputs (Level 1) (Level 2) (Level 3) Assets: Money market funds (cash equivalents) 190,020$ - - Investments marketable securities 14,721 - - 204,741$ - - 2020

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 21 (Continued) When appropriate, the Partnership will utilize discounted cash flow models, market comparable and contractual pricing models to value its Level 3 investments. For the derivative instrument, the Partnership used an option pricing model to value the derivative at the valuation dates wherein the fair value of equity was determined using a two-step process. The first step involves the valuation of the Partnership on an enterprise basis. The Partnership’s fair value has been based upon a composite of values determined by a market approach, using both market multiple and comparable transactions methodologies, and a discounted cash flow methodology. The second step involved valuing the equity classes through the allocation of the total equity value among the various equity classes using an option pricing methodology. The option pricing method treated classes of equity as call options on the enterprise’s value, with exercise prices based on the liquidation preference of the equity classes. There has been no activity related to the Level 3 liability for which significant unobservable inputs were used to determine fair value and as such, no reconciliation is disclosed. (11) Fixed Assets Fixed assets at December 31, 2021 and 2020 are summarized as follows: 2021 2020 Furniture and fixtures $ 1,217,893 $ 1,580,919 Office equipment 434,483 436,905 Computer equipment and software 5,562,862 5,555,599 Leasehold improvements 938,525 947,468 Artwork 45,060 45,060 Accumulated depreciation (8,057,050) (8,235,913) $ 141,773 $ 330,038 Depreciation on fixed assets was $144,137 and $249,996 for 2021 and 2020, respectively. Purchases of $376,362 and $236,596 were disposed in 2021 and 2020 respectively. The total accumulated depreciation of these disposed assets were $323,000 and $221,248, which resulted in a loss on disposal of fixed assets of $53,362 and $15,348 in 2021 and 2020 respectively. The loss on disposal of fixed assets was recorded under the caption “Other general and administrative expenses” in the consolidated statements of operations. (12) Borrowings (a) Subordinated Debt On January 15, 2010, the partners of Salient entered into a purchase and redemption agreement to sell 37.67% of their partnership interests in Salient and SCM for $65 million. As part of this transaction, under

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 22 (Continued) separate note agreements with affiliates of the equity investors, Salient raised additional capital through the issuance of $60 million in subordinated promissory notes (Sub Debt) which have since been amended for changes to financial covenant levels, reporting requirements, interest rates and to be consistent with certain provisions of Salient’s Senior Debt, as defined hereinafter. The 2020 and 2021 Sub Debt amendments are as follows: Amendment Number and Date Amendment No. 10 dated March 31, 2020 Amend the interest rate, option to convert convert cash interest to paid-in-kind (PIK), waive Q1 financial covenant and definitions. No. 11 dated June 30, 2020 Suspend all interest effective July 1, 2020, amend covenants, extend maturity date, and amend certain negative and financial covenants definitions. No. 12 dated September 30, 2021 Extend maturity date and amend certain definitions. The 2020 and 2021 Sub Debt interest rates and payment type are as follows: Period Interest Rate January 1, 2020 – June 30, 2020 14% (PIK) July 1, 2020 – December 31, 2021 0% The Sub Debt outstanding balance is due at maturity on December 31, 2022, subject to any prior acceleration based on the terms of the Sub Debt agreement. At December 31, 2021 and 2020, the outstanding unpaid principal balance was $41,413,672 with no accrued interest payable. Interest expense of $2,739,273 (PIK) has been recorded in the consolidated statement of operations for the year ended December 31, 2020 and no interest expense recorded in 2021. Amendment fees of $809,951 (including $41,414 of financing fees paid in 2020) are amortizing over the remaining term of the debt using the effective-interest method. Amortization of the debt issuance and modification costs increased the effective-interest rate on the Sub Debt by 0.47% in 2021 and 0.51% in 2020. Interest expense of $194,617 and $209,898, related to the amendment fees, was recorded in the consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively. The unamortized amendment fees of $0 and $194,617 are deducted from the Sub Debt balance at December 31, 2021 and 2020, respectively. Salient was in compliance with the financial covenants as of December 31, 2021 and 2020. The agreement terms were modified in 2022, which is discussed further in the Subsequent Events note. (b) Senior Debt On June 9, 2015, Salient entered into a six-year, $100 million senior term loan (Senior Debt) agreement with a syndicate of banks. The Senior Debt was issued at a discount and recorded at fair value in accordance with U.S. GAAP, at $98 million. The Senior Debt is secured against all tangible and intangible assets of Salient

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 23 (Continued) and its wholly-owned subsidiaries included as loan parties or restricted subsidiaries other than SCLP and FSL. Depending on the type of loan elected each interest period, the interest rate spread varies over the stated Eurocurrency, Fed Funds or US Prime rate applicable for such period. The 2021 and 2020 amendments are as follows: The Partnership’s ability to comply with financial covenants depends on many variables, including, but not limited to broader economic trends and changing investor sentiments, which impact market conditions for the entire asset management industry creating inherent uncertainty around forecasts. If the Partnership is unable to comply with its financial covenants, the Partnership has options during a cure period, as provided for in the debt agreement. If a financial covenant violation remains uncured after the expiration of the cure period, debt repayments could be accelerated in which case the Partnership may not have sufficient capital to meet an accelerated repayment obligation. Salient was in compliance with the financial covenants as of December 31, 2021 and 2020. The interest rate was 7.00% during 2021 and between 7.00% to 7.79% during 2020 with the rate at 7.00% as of December 31, 2021 and 2020, respectively. Salient paid $930,795 towards the term loan principal balance using the proceeds from the sale of the Fund of Fund business. On September 30, 2021, the Senior Debt was amended through the 10th and 11th amendments. Cadence Bank, N.A. (Cadence) was replaced by Alter Domus (US) LLC (appointed by the continuing lenders Main Street and affiliates) as administrative agent. Cadence agreed to forgive its share of Senior Debt, full Revolver and all interest owed through September 30, 2021, in exchange for a cash settlement of $4,150,000 applied to the Revolver, resulting in Senior Debt principal forgiveness of $16,668,116 and Senior debt interest forgiveness of $1,047,005. The continuing lenders funded an additional $2,500,000 which was used to pay off Cadence. Interest remained unchanged on the additional funding. An outside restructuring fee equal to a multiple of 1.00 on the additional funded debt of $2,500,000 was agreed to be paid upon consummation of a restructuring transaction. Senior Debt maturity was extended to October 31, 2022. Interest rate spreads for Euro-currency loans remained unchanged but were increased by 0.25% for base rate loans. Interest payments Amendment Number and Date Amendment No. 8 dated March 31, 2020 Defer March 31, 2020 payment of principal, waive Q1 financial covenants and amend definitions. No. 9 dated June 30, 2020 Defer all principal payments until the maturity date, extend maturity date, add prepayment requirement based on quarterly cash levels, amend certain negative and financial covenants. No. 10 and 11 dated September 30, 2021 Changes to administrative agent and lenders, forgiveness of debt and interest by outgoing lender, upsizing debt by continuing lenders, change maturity date, change interest rate spreads, change interest payment dates and covenants.

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 24 (Continued) continue to accrue on the remaining Senior Debt but will be paid in cash upon consummation of a restructuring transaction. An amendment fee of 1% for the 10th amendment was added, but agreed to be paid upon consummation of a sale. The outstanding unpaid principal balance and accrued interest payable was $15,001,088 and $1,055,752 at December 31, 2021, and $30,100,000 and $283,860 at December 31, 2020, respectively. The outside restructuring fee payable of $2,500,000 was agreed to be paid upon consummation of a restructuring transaction and has been included as senior debt. Financing costs for amendments of the Senior Debt and Revolver in the amount of $125,000 and $35,100, were incurred in 2021 and 2020, respectively. The debt issuance and financing costs for amendments are amortized over the terms of the debt using the effective-interest method. Interest expense related to amortization of deferred charge and accretion of debt issuance cost of $407,424 and $635,052 have been recognized in the consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively. Amortization of the outside restructuring fee expense of $750,000 was recorded in the consolidated statements of operations for the year ended December 31, 2021 as “Restructuring fee amortization”. Amortization of the debt issuance and modification costs increased the effective-interest rate on the Senior Debt by 1.25% in 2021 and 1.76% in 2020. Senior Debt financing costs were deducted from the Senior Debt balance in the amounts of $96,154 (including unamortized originally issued discounts “OID” of $0) and $343,237 (including unamortized originally issued discounts “OID” of $61,663) at December 31, 2021 and 2020, respectively. Unamortized outside restructuring fee in the amount of $1,750,000 has been deducted from Senior Debt. Revolver financing costs have been recognized as a deferred charge in the consolidated balance sheets in the amount of $0 and $35,341 at December 31, 2021 and 2020, respectively. Cash interest expense for the Senior Debt in the amount of $934,098 and $2,202,073 has been recorded in the consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively. The agreement terms were modified in 2022, which is discussed further in the Subsequent Events note. (c) Revolver In conjunction with the Senior Debt agreement, the Partnership entered into a revolving loan facility (Revolver) agreement. Effective the ninth amendment entered into on June 30, 2020, Cadence agreed to keep a facility of $1 million for all credit extensions made on and after the ninth amendment. The Partnership could request up to $3 million but for additional credit in excess of $1 million, the Partnership would need to provide dollar for dollar credit support. The Revolver was secured against all tangible and intangible assets of Salient and its wholly owned subsidiaries included as loan parties or restricted subsidiaries other than SCLP and FSL. Depending on the type of loan elected each interest period, the interest was payable monthly or quarterly in arrears and the interest rate spread varied over the stated Eurocurrency, Fed Funds or US Prime rate applicable for such period.

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 25 (Continued) The outstanding principal balance drawn on the Revolver was $4.5 million, and the Partnership had $281,549 of undrawn outstanding letters of credit for its office leases as of December 31, 2020. During 2021, Salient paid $147,862 towards the revolver principal using the proceeds from the sale of the Fund of Fund business. On September 30, 2021, the Revolver was amended through the 10th and 11th amendments of the Senior Debt. Salient made a final payment of $4,150,000 on the Revolver and Cadence agreed to forgive the remaining Revolver principal balance of $483,687 and interest of $237,057 recorded in the 2021 consolidated statement of operations under caption “Term loan and revolver including interest forgiveness.” The interest rate ranged from 7.00% to 8.00% during 2021 and from 7.00% to 7.68% during 2020. Cash interest expense of $80,792 and $326,456 was recorded in the consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively. The outstanding interest payable balance on the Revolver was $0 and $69,417 as of December 31, 2021 and 2020, respectively. (d) Notes Payable Salient has notes payable to former employees for the repurchase of their respective class B Units. Each note bears interest at 8% per annum and is payable over four years. Interest expense of $242,396 and $243,061 was recognized in the consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively. The outstanding principal balances of $3,029,957, plus accrued interest of $792,666 and $550,269, are presented on the consolidated balance sheets under captions “Note payable, including accrued interest” as of December 31, 2021 and 2020, respectively. Per the amendments to the Sub Debt and Senior Debt, payments of principal and interest on the notes payable were suspended effective June 14, 2019. As such, the remaining principal payments are due after payments are made to the senior and sub debt lenders. (e) Small Business Association Loan Salient received a Payroll Protection Program (PPP) loan in 2021 and 2020 totaling $1,851,770 and $1,710,500 respectively, established by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and has elected to account for the funding as a loan (until it is forgiven by the SBA) in accordance with ASC Topic 470, Debt. Salient used the proceeds per the SBA guidance and the loan received in 2020 totaling $1,710,500 was forgiven in May 2021. The gain on SBA loan forgiveness was recorded as “SBA loan forgiven” in the 2021 consolidated statement of operations. The outstanding principal balance is $1,851,770 and $1,710,500 at December 31, 2021 and 2020, respectively, which are presented on the consolidated balance sheets under caption “SBA Loan”. (13) Expense Reimbursement and Recoupment of Reimbursed Expenses SCA, SALP and FML have contractually agreed to limit total annualized expenses for certain funds they advise pursuant to separate expense limitation agreements (ELA). The ELA limits vary by share class/series. Under the ELAs, the advisors are permitted to recoup expense reimbursement payments that have been made to the funds or waived for a period of up to three years from the end of the fiscal year in which such fee was waived or reimbursed by the advisor and only to the extent that the expenses for a share class/series falls below the annual expense cap rate in effect at the time when the reimbursement or waiver originally occurred and the recoupment would not cause such expense cap to be exceeded. The advisors reimbursed expenses to the respective funds in the total amount of $361,562 and $660,294 for the years ended December 31, 2021,

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 26 (Continued) and 2020, respectively. Expense reimbursements have been recorded as a reduction to “Fund management and investment advisory” revenues in the consolidated statements of operations. (14) 401K Defined Contribution Plan The Partnership sponsors a defined contribution plan. Participation in this plan is available to all full-time employees and has a discretionary matching contribution equal to a percentage of the participants’ compensation deferrals. The Partnership may also make a discretionary profit-sharing contribution to the plan. Salient recognized expense of $175,946 and $216,757 for 2021 and 2020, respectively, which was recorded under the caption “Employee compensation and benefits” in the consolidated statements of operations. No discretionary profit-sharing contribution was made in 2021 and 2020. (15) Related-Party Transactions Salient, through its subsidiaries, serves as advisor to various funds and subplacement agent pursuant to contracts in which it earns management or servicing fees. The total amount of revenues earned under such contracts was $19,475,086 and $25,020,762 for 2021 and 2020, respectively. Certain partners of Salient are entitled to payouts pursuant to their employees’ compensation agreements. Referral fee expense of $28,230 and $116,656 for 2021 and 2020, respectively, was recorded under the caption “Employee compensation and benefits” in the consolidated statements of operations. Certain partners of Salient are entitled to profits interest pursuant to the RDG purchase and sales agreement and the LPA. Refer to the Profits Interests footnote for further details. The Sub Debt issued is held by affiliates of the equity investors. Refer to the Borrowings footnote for further details. In 2020, the total interest and principal balances of note receivable agreements entered into with former Salient employees were written-off to zero. These uncollectible amounts were recorded under the caption “Impairment of notes and interest receivable” in the consolidated statement of operations at December 31, 2020. The below table represents note payable agreements with former Class B partners in 2021 and 2020, respectively:

SALIENT PARTNERS, L.P. AND SUBSIDIARIES
(A Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2021 and 2020

2021						
Note	**Amount**	**Interest Rate**	**Original Maturity Date**	**Balance at 12/31**	**Interest Payable at 12/31**	**Interest Expense**
1	$ 64,289	8.00%	June 30, 2021	$ 48,217	$ 13,527	$ 3,857
2	452,319	8.00%	June 15, 2022	407,086	115,546	32,567
3	1,257,396	8.00%	August 31, 2022	1,131,656	279,783	90,533
4	1,050,000	8.00%	August 22, 2022	945,000	254,140	75,600
5	423,130	8.00%	September 30, 2022	380,817	99,158	30,465
6	130,201	8.00%	October 1, 2022	117,181	30,512	9,375

2020						
Note	**Amount**	**Interest Rate**	**Original Maturity Date**	**Balance at 12/31**	**Interest Payable at 12/31**	**Interest Expense**
1	$ 64,289	8.00%	June 30, 2021	$ 48,217	$ 9,670	$ 3,868
2	452,319	8.00%	June 15, 2022	407,086	82,979	32,656
3	1,257,396	8.00%	August 31, 2022	1,131,656	189,250	90,781
4	1,050,000	8.00%	August 22, 2022	945,000	178,540	75,807
5	423,130	8.00%	September 30, 2022	380,817	68,693	30,549
6	130,201	8.00%	October 1, 2022	117,181	21,137	9,400

Salient has investments in certain related funds which are classified as Other Investments. The table below details the funds in which Salient has investments:

27

(Continued)

SALIENT PARTNERS, L.P. AND SUBSIDIARIES
(A Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2021 and 2020

2021

	Opening Balance	Dividend Reinvested	Redemption (at cost)	Unrealized Gain/(loss)	Realized Gain/(loss)	Closing Balance	Accumulated Unrealized Gain/(loss)
SMM	$ 2,243	140	-	1,308	-	3,691	(8,462)
Salient MF Trust Complex	12,478	115	-	1,082	-	13,675	2,963
Total	**$ 14,721**	**255**	**-**	**2,390**	**-**	**17,366**	**(5,499)**

2020

	Opening Balance	Dividend Reinvested	Redemption (at cost)	Unrealized Gain/(loss)	Realized Gain/(loss)	Closing Balance	Accumulated Unrealized Gain/(loss)
SMM	$ 3,845	176	-	(1,778)	-	2,243	(9,770)
Salient MF Trust Complex	12,397	145	-	(64)	-	12,478	1,881
Total	**$ 16,242**	**321**	**-**	**(1,842)**	**-**	**14,721**	**(7,889)**

Certain advisors have contractually agreed to limit total annualized expenses pursuant to separate ELAs with related funds in which they advise. The below table details the expenses reimbursed for the years ended December 31, 2021 and 2020.

Advisor	**Fund**	**2021**	**2020**
FML	Forward MF Trust Complex	$ 223,836	$ 242,314
SCA	Salient MLP & Midstream Income Fund	-	52,314
SALP	Salient MF Trust Complex	254,151	249,525
SCA	Salient MF Trust Complex	(116,425)	116,141
	Total	$ 361,562	$ 660,294

Broadmark Asset Management, LLC (BAML), a noncontrolled firm in which Salient holds an equity investment, serves as sub-advisor to the Salient Tactical Plus Fund and Salient Tactical Growth Fund for which it is paid a sub-advisor fee which is calculated daily and payable monthly or quarterly based on each fund's average daily net assets. An amount of $2,463,404 and $2,282,255 was expensed for BAML sub-advisor fees to these funds in December 31, 2021 and 2020, respectively. BAML also serves as the sub-advisor for some separately managed accounts (SMA) and unified managed accounts (UMA). An amount of $2,111,001 and $1,036,818 was expensed for BAML sub-advisor fees to these SMAs and UMAs in December 31, 2021 and 2020, respectively.

FML entered into two note and pledge agreements with BAML on October 11, 2016 and November 28, 2016 for $123,900 and $103,724. The notes accrued 8% interest per annum compounded annually and due quarterly in arrears. Interest income of $10,268 and $15,654, has been recognized in the consolidated statements of operations for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2020 the combined principal balance was $175,269 with no interest outstanding. The notes, together with accrued interest, were paid off in full by BAML on October 5, 2021.

28

(Continued)

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 29 (Continued) SCLP served as the principal placement agent to SPAF and PMF. These two funds were sold to CCP, as further discussed in the Fund of Fund business (EADV Entities) Sale footnote, and as such are no longer related parties as of March 1, 2021. Salient entered into partnership agreements with Zarvona Energy, LLC to form Salient Zarvona Energy Fund GP, LP (Zarvona GP) and its general partner, Salient Zarvona Energy GP, LLC. Zarvona GP, a Delaware limited partnership, is the general partner of the Salient Zarvona Energy Fund, L.P., Salient Zarvona Energy Fund II-A, L.P., Salient Zarvona Energy Fund II-B, L.P., and Chalk II-4 Co-Invest, L.P. (collectively, the Zarvona Fund Complex) for which it also serves as the advisor and is entitled to a management fee pursuant to the investment management agreements. Salient has a noncontrolling equity interest in the Zarvona Fund Complex. Equity in earnings arising from the Zarvona Fund Complex are included in the consolidated statements of operations under the caption “Equity in earnings of unconsolidated affiliates, net.” Total equity in earnings of unconsolidated affiliates, net of payments to Hightower, included in the statements of operations were $768,437 and $270,314 for 2021 and 2020, respectively. Pursuant to a services agreement entered into between Salient and SCM, service fee expense of $1,500,742 and $1,828,982 was recorded in the consolidated statements of operations for 2021 and 2020, respectively. The balances of receivables from and payables to related parties, investments in unconsolidated affiliates and other investments, for which Salient is the advisor, include the following as of December 31, 2021, and 2020: 2021 2020 Investment in unconsolidated affiliates $ 4,271,079 $ 3,862,703 Other investments 17,366 14,721 Receivable from funds, net 1,381,331 1,975,367 Receivable from (payable to) SCM (15,860) 151,179 Notes and interest receivable from affiliates - 175,269 Notes and interest payable to former partners 3,822,623 3,580,226 Severance payable 10,120 223,605 Compensation payable to employees 678,621 458,045 Receivable for profits interest overpayment - 131,518 Sub Debt and interest payable 41,413,672 41,413,672 (16) Commitments and Contingencies (a) Office Leases On August 16, 2002, Salient entered into a noncancelable operating lease agreement for its premises in Houston, which has since been amended to provide for space expansions, space reductions, lease

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 30 (Continued) extensions and a joint tenant. The lease agreement was amended in March 2022 and is set to expire on September 30, 2022. The 2022 minimum rental payment under this sublease is $272,094. The Partnership had $0 and $281,549 of undrawn outstanding letters of credit for its office leases as of December 31, 2021 and 2020, respectively. (b) Sub Debt Repayments The Partnership entered into Sub Debt agreements, as disclosed previously in the Borrowings footnote. The Sub Debt is due in full at maturity on February 25, 2023, subject to any prior acceleration based on the terms of the Sub Debt agreement. The Sub Debt principal balance as of December 31, 2021 was $41,413,672. (c) Senior Debt Repayments The Partnership entered into Senior Debt agreements, as disclosed previously in the Borrowings footnote. The total unpaid principal balance, accrued interest, restructuring fee and amendment fee as of December 31, 2021 is $15,001,088, $959,598, $750,000 and $125,000, respectively. The Senior Debt payments are due in full at maturity on February 25, 2023, subject to any prior acceleration based on the terms of the Sub Debt agreement. (d) Notes Payable Per the amendments to the Sub Debt and Senior Debt, payments of principal and interest on the Notes Payable were suspended effective June 14, 2019. As such, the remaining principal payments are due in after payment to the senior and sub debt lenders. The outstanding principal and unpaid interest balances as of December 31, 2021, are $3,029,957 and $792,666 respectively. (e) Small Business Association Loan The $1,851,770 small business loan received under the Payroll Protection Program in 2021 was used for payroll and utilities per the SBA guidelines. Salient will file for forgiveness in 2022 and as a result of headcount reduction, expects to repay a portion of the loan. (f) Severance and Retention In accordance with severance agreements entered into with terminated employees, the Partnership will pay $10,120 in insurance payments in 2022. In accordance with retention agreements entered into with current employees, the Partnership will pay $5,791,198 beyond 2021. (17) Soft Dollar Arrangements The Partnership at times may affect transactions with brokers or other companies that provide trading, research, market quotation, and information services. All such transactions are conducted in accordance with Section 28(e) of the Securities Exchange Act of 1934 (1934 Act). Under Section 28(e) of the 1934 Act, expenses paid under soft dollar arrangements include market quotation and information fees, research, direct and indirect technology and telecommunication expenses, and securities exchange fees. Total credits earned by the Partnership during the years ended December 31, 2021 and December 31, 2020 were $432,931 and

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 31 (Continued) $349,444, respectively. The Partnership’s available soft dollar credit to be used for future payments of qualifying investment related expenses was $0 and $1,933 as of December 31, 2021 and 2020, respectively. (18) Equity-Based Compensation On November 19, 2013, the board of managers of the Board approved the long-term equity incentive plan (LTEIP). The Board also approved a subsequent modification to the existing LTEIP to provide for the issuance of Class B units as either options or RSUs. The fair values of option or RSU awards were estimated at the grant date using a Black-Scholes option pricing model. Management uses a risk-free rate based on the estimated time to expiration and an expected market price volatility that considers the historical and implied volatility of the firm’s shares as well as those of a peer group of companies. The following table summarizes the option activities for the years ended December 31, 2021 and 2020: Weighted- Average Options Exercise Price January 1, 2020 414,387 25.95$ Forfeited (64,089) 21.03 Outstanding, December 31, 2020 350,298 26.85 Forfeited (46,208) 49.19 Outstanding, December 31, 2021 304,090 23.46$ Exercisable, December 31, 2020 85,673 46.19$ Exercisable, December 31, 2021 304,090 23.46 As of December 31, 2021, and 2020, unrecognized compensation expense related to non-vested options was $0 and $725,543, respectively. Salient recognizes forfeitures as they occur. At December 31, 2021, the weighted-average remaining contractual life of the outstanding options and exercisable options was 6.34 years and 6.34 years, respectively. At December 31, 2020, the weighted- average remaining contractual life of the outstanding options and exercisable options was 7.27 and 5.37 years, respectively. In 2016, the board approved the issuance of 57,000 Class B RSUs at an estimated price of $5.73 per unit, vesting over a period of four years. The following table summarizes the RSU activity for the years ended December 31, 2021 and 2020:

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 32 (Continued) As of December 31, 2021, and 2020, unrecognized compensation cost related to non-vested RSUs was $0. (19) Fund of Fund Business (EADV entities) Sale On February 28, 2021, Salient sold the EADV Entities. Total consideration received by the Partnership was $5,050,000 and Salient recognized a net gain on sale of $2,569,641 during 2021, which is disclosed under the caption “Gain on sale of business, net of transaction costs” in the Consolidated Statement of Operations. The following table summarizes the reconciliation of cash proceeds received to net gain recognized in the 2021. Total Consideration 5,050,000$ Closing cash 11,975 Working capital adjustment 737,369 Minimum cash (2,126,989) Total cash consideration: 3,672,355 Less Transaction related expenses: 208,849 Less carrying value of business : 803,865 Net gain on sale of business 2,659,641$ Weighted- Average RSU Unit Price January 1, 2020 18,375 5.73$ Forfeited - - Repurchased - - Outstanding, December 31, 2020 18,375 5.73 Forfeited - - Repurchased - - Outstanding, December 31, 2021 18,375 5.73$ Vested, December 31, 2020 18,375 5.73$ Vested, December 31, 2021 18,375 5.73

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 33 (Continued) The following table summarizes the carrying value of business sold: Accounts receivable 1,282,062 Prepaid and other current assets 9,693 Intangibles, net 1,900 Total Assets: 1,305,630$ Liabilities: Accounts payable and accrued liabilities 501,763$ Total Liabilities: 501,763$

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 34 (Continued) (20) Discontinued Operations The following table reflects the income from discontinued operations of the EADV Entities for the period ended February 28, 2021 and for the year ended December 31, 2020: 2021 2020 Operating revenues: Fund management and investment advisory 1,291,586$ 6,746,309$ Total operating revenues 1,291,586 6,746,309 Operating expenses: Servicing and private placement fees 522,471 2,770,403 Professional fees - 1,600 Travel expense - 781 Advertising, marketing, and public relations - 576 Information technology and communications 20,529 152,188 Insurance expense 6,994 28,877 State margin tax 7,056 35,377 Other general and administrative expenses 660 7,621 Total operating expenses 557,710 2,997,423 Operating income 733,876 3,748,886 Non-operating income: Other income, net - 6,178 Net income for discontinuing operations that is presented on the consolidated statements of operations 733,876$ 3,755,064$

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 35 (Continued) Having met all the conditions per ASC 360-10 “Impairment and Disposal of Long-Lived Assets”, Salient classified the business as “Held for sale” in the 2020 Consolidated Balance Sheet. The following table are the assets and liabilities of the business held for sale included in the Partnership’s consolidated balance sheet as of December 31, 2020: 2020 Current assets: Cash and cash equivalents 22,535$ Accounts receivable 721,948 Prepaid and other current assets 6,086 Total current assets 750,569 Intangible assets, net 1,900 Investments in unconsolidated affiliates 7,756 Total non-current assets 9,656 Total assets 760,225$ Current liabilities: Accounts payable and accrued liabilities 806,815$ Total current liabilities 806,815$ Liabilities Assets

SALIENT PARTNERS, L.P. AND SUBSIDIARIES
(A Limited Partnership)
Notes to Consolidated Financial Statements
December 31, 2021 and 2020

The Partnership's discontinued operations from the sale of business impacted the cash flows as summarized in the table below for the years ended December 31, 2021, and 2020:

	2021	2020
Discontinued operations inpact on:		
Cash from operating activities	$ 677,630	$ 3,687,831
Cash from investing activities-distributions from unconsolidated affiliate	9,656	856
Cash used in financing activities-cash transferred to parent	(709,821)	(3,680,000)
Net cash impact of discontinued operations	$ (22,535)	$ 8,687

	2021	2020
Cash balance of discontinued operations:		
At beginning of the year	$ 22,535	$ 13,848
At end of the year	-	22,535
Increase (decrease) in cash of discontinued operations	$ (22,535)	$ 8,687

(21) Employee Retention Credit

Under the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") signed into law on March 27, 2020 and the subsequent extension of the CARES Act, Salient. Was eligible for a refundable employee retention credit subject to certain criteria. Salient recognized $823,147 employee retention credit in 2021 which was included in Employee compensation and benefits in the consolidated statement of operations. As of December 31, 2021, Salient is no longer eligible to receive refundable employee retention credits

(22) Subsequent Events

On February 7, 2022, April 4, 2022, and on May 25, 2022, the Senior Debt agreement was amended through the 12th, 13th and 14th amendment resulting in changes to dates related to Salient's performance of specific action items, extension of delivery of audited financial statements and extension of maturity date to February 25, 2023, subject to any prior acceleration based on the terms of the agreement.

On April 4, 2022, and on May 25, 2022, the Subordinated Debt agreement was amended through the 13th. and 14th amendment resulting in changes to dates related to Salient' s performance of specific action items, extension of delivery of audited financial statements and extension of maturity date to February 25, 2023, subject to any prior acceleration based on the terms of the agreement

On March 11, 2022, FML entered into a license agreement, for which Salient serves as guarantor, to use the office space in San Francisco. The license agreement will commence June 1, 2022, and end December 31,

36

(Continued)

SALIENT PARTNERS, L.P. AND SUBSIDIARIES (A Limited Partnership) Notes to Consolidated Financial Statements December 31, 2021 and 2020 37 (Continued) 2022, for a total minimum rental payment of $28,000 in 2022. On January 1, 2023, the license agreement will become due on a month-to-month basis. On March 25, 2022, the Houston office lease was amended to extend the lease term an additional six months to expire on September 30, 2022. On May 25, 2022, Salient entered into a definitive agreement with Westwood Holdings Group, Inc. to sell the asset management business for $60 million for an upfront payment of $35 million on closing, with deferred payments of up to $25 million over several years, upon satisfaction of certain revenue retention and growth targets. The transaction is subject to customary closing conditions, including fund shareholder and other client approvals. On May 25, 2022, Salient entered into a restructuring agreement with the senior lenders, subordinate lenders, junior noteholders and certain of its equity holders to release all liens in favor of the purchaser and covenants not to sue. Each of the debt holders agreed that the consummation of the sale transaction and distribution of the net proceeds from the sale as full and final satisfaction of the Partnership’s obligation to such debt holders. The Partnership has reviewed subsequent events through June 29, 2022, the date of the issuance of these consolidated financial statements. The Partnership determined it did not have subsequent events requiring adjustments to the consolidated financial statements, other than what is disclosed herein.